EXHIBIT  99.1
                             SUBSCRIPTION AGREEMENT

                         TYLERSTONE VENTURES CORPORATION
                            (A Delaware Corporation)
Date:

Tylerstone  Ventures  Corporation
1136  Martin  Street
White  Rock,  British  Columbia
Canada,  V4B  3V9

Attention:        Mr.  Laurence  Stephenson
                 PRINCIPAL  EXECUTIVE  OFFICER

Dear  Sirs:

     The undersigned hereby subscribes for and agrees to purchase the number of shares of Common Stock ("Shares") of Tylerstone Ventures Corporation, a Delaware corporation (the "Company"), specified in Section A below, on the terms and conditions described herein. The Company may, in its sole discretion, accept or reject any subscription or any part thereof.

A. PAYMENT METHOD. The undersigned hereby irrevocably subscribes for the following number of Shares in consideration for the total purchase price indicated.

     ______________________        X     ___________     =     $_______________
Number of Shares Subscribed for        Price per Share      Total Purchase Price

B.     I  hereby  represent  and  warrant  that:

(a) I am not an officer, director or "affiliate" (as the term is defined in Rule 403 of the Securities Act of 1933):

(b) I have full power and authority to execute and deliver this Agreement and to perform its obligation hereunder; and this Agreement is a legally binding obligation of myself and enforceable against me in accordance with its terms.

C. This Agreement constitutes the entire agreement between myself and the Company, and there are no other agreements, warranties, representations, conditions or covenants, written or oral, expressed or implied, in respect of, or which affect, the transactions herein contemplated, and this Agreement supersedes and supplants any previous dealings whatsoever between myself and the Company in respect of the said transactions.



D. I understand the Company has the right to accept or reject my subscription in whole or in part, for any reason or for no reason. If my subscription is rejected, all funds received by the Company from my subscription will be returned to me promptly within three business days of the subscription being rejected without interest or deductions.



I will update my address as may be required from time to time by notice in writing to the Company.

The foregoing Subscription Agreement is signed, and the terms are agreed to this
day  of               ,  2005.

PURCHASER(S):
                          (Signature)               (Signature)


                         (Print  Name)              (Print  Name)


                                          (Address)

                                     (Address  Continued)

NOTE: For Joint Tenants or Tenants-in-Common, both or all parties must sign. Please also indicate the interest of each Investor.


Receipt is hereby acknowledged of the amount first written in connection with and on the terms and subject to the conditions set forth in this Subscription Agreement.


Dated:                    ,  2005

                                       TYLERSTONE  VENTURES  CORPORATION


                                       Per:
                                       ---------------------------------
                                           AUTHORIZED  SIGNATORY

TO  BE  COMPLETED  IN  DUPLICATE:          ONE  COPY  TO  SUBSCRIBER
                                           ONE  COPY  OF  COMPANY